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                                  Exhibit 10.2

                          WEBSITE DEVELOPMENT AGREEMENT

     This Website Development Agreement (the "Agreement") is entered into this 9th day of December, 1999, by and between ARI Network Services, Inc. ("ARI") and Gordon J. Bridge ("Consultant").

1. PERFORMANCE BY CONSULTANT. Consultant agrees to act as an independent contractor for the specific project of developing a World Wide web site to be installed on ARI's web space located at www.arinet.com. ARI has established a separate contract with an Internet service provider (the "ISP"). ARI hereby authorizes Consultant to access this account and authorizes the ISP to provide Consultant with "write permission" for ARI's web page directory, cgi-bin directory, and any other directories or programs which need to be accessed for this project.

2. PAYMENT FOR SERVICES. ARI agrees to pay Consultant by issuing twelve thousand five hundred (12,500) shares of ARI common stock (the "ARI Shares") for the services provided hereunder. The issuance shall occur and be effective December 16, 1999, provided ARI shall have received assurances, satisfactory to it, that the issuance of ARI common stock as contemplated hereby would not require shareholder approval, and would not constitute a corporate governance violation, under the rules of the
      National Association of Securities Dealers, Inc. applicable to ARI. If such condition is not satisfied by January 31, 2000, the parties shall meet to agree upon other compensation at the earliest possible time. Both ARI and Consultant agree that the value of the services provided hereunder is Eighty Five Thousand Dollars ($85,000).

Consultant is aware that the ARI Shares have not been registered (nor is registration contemplated) under the Securities Act of 1933, as amended (the "Act"), and, accordingly, that federal and state securities laws require the such ARI shares must be held indefinitely unless they are subsequently registered under the Act or unless exemptions from such registration are available. Consultant is aware of the provisions of Rule 144 under the Act which permit limited resales of shares issued in private transactions subject to the satisfaction of certain conditions. Consultant agrees that any certificate for the ARI Shares may bear a legend restricting the transfer thereof consistent with the foregoing. The form of such legend may be substantially as follows:

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD, OR OTHERWISE TRANSFERRED, IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE ACT, OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

     ARI and its transfer agent need not register a transfer of ARI Shares, unless the conditions specified in the foregoing legend are satisfied.

     In addition, Consultant shall be reimbursed for all reasonable out-of-pocket expenses not exceeding an allotment of $500 per month incurred in the performance of the services provided hereunder. Consultant shall obtain the written approval of ARI before incurring expenses in a month in excess of this allotment.




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3.   ADDITIONAL SERVICES. Any revisions, additions or redesign client wishes
     Consultant to perform not specified in this document shall be considered "additional" and will require a separate agreement and payment.

4.   RIGHTS IN DATA AND WORKS.

     a. Ownership. Consultant agrees that ARI is the exclusive owner of all right, title and interest in the finished assembled work of the web site produced and designed by Consultant. This ownership is to include rights to the design, any photos or graphics supplied, source code, work-up files, and computer programs specifically designed for this particular web site. Furthermore, Consultant agrees to assign and does hereby assign to ARI, is successors and /or assigns, all intellectual property rights in and to the finished assembled work of the web site.

     b. Proprietary Rights. In no way limiting to Section 4.a above, Consultant agrees that all copyrights and other proprietary rights, including, but not limited to, all patents, trademarks, moral rights, trade secrets rights with respect to any work including any inventions, discoveries, concepts, ideas or information conceived by Consultant with respect to the web site ("Proprietary Rights") that are paid for by ARI or designed or developed by Consultant in connection with this Agreement, are owned by ARI and Consultant hereby irrevocably assigns to ARI all right, title and interest in such copyrights and other Proprietary Rights.

5. INDEMNIFICATION. ARI agrees that it shall defend, indemnify, save and hold Consultant harmless from any and all demands, liabilities, losses, costs and claims, including reasonable attorney's fees, ("Liabilities") asserted against Consultant, its officers and employees, that may arise or result from any service provided or performed or agreed to be performed or any product sold by ARI, its agents, employees or assigns. ARI agrees to defend, indemnify and hold harmless Consultant against any Liabilities arising out of any injury to person or property caused by any products or services sold or otherwise distributed in connection with Consultant's service, any material supplied by ARI infringing on the proprietary rights of a third party, copyright infringement, and any defective product which ARI has sold in the web site.

6. LAWS AFFECTING ELECTRONIC COMMERCE. ARI agrees that ARI is solely responsible for complying with such laws, taxes, and tariffs, and will hold harmless, protect, and defend Consultant and its subcontractors from any claim, suit, penalty, tax, or tariff arising from ARI's use of Internet electronic commerce.

7. CONFIDENTIALITY AND NON-DISCLOSURE. "Confidential Information" means ARI's information not generally known by non-ARI personnel, used by ARI which is proprietary to ARI or the disclosure of which would be detrimental to ARI. Confidential Information includes, but is not limited to; (1) ARI's computer software, including documentation, (2) ARI's internal personnel, financial, marketing and other business information and manner and method of conducting business, (3) ARI's strategic, operations and other business plans and forecasts, and (4) confidential information provided by or regarding ARI's employees, customers, potential customers, suppliers, subcontractors, vendors, and other contractors.

Consultant, its employees and subcontractors agree that, except as directed by ARI, it will not at any time during or after the term of this Agreement disclose any Confidential Information whatsoever.




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8.   ASSIGNMENT. Consultant shall not assign or subcontract the whole or any part of this Agreement without ARI's prior written consent. Any subcontract made by Consultant with the consent of ARI shall incorporate by reference all terms of this Agreement. Consultant agrees to guarantee the performance of any subcontractor used in performance of the services provided hereunder.

9. STATUS AS INDEPENDENT CONTRACTOR. Consultant and ARI are contractors independent of one another and neither party's employees will be considered employees of the other party for any purpose. This Agreement does not create a joint venture or partnership, and neither party has the authority to bind the other to any third party. Any personnel supplied by consultant hereunder are not ARI's employees or agents and Consultant assumes full responsibility for their acts. Consultant shall be solely responsible for the payment of compensation of the personnel hired by Consultant and such personnel shall be informed that they are not entitled to any of ARI's benefits. Consultant is responsible for the payment of all worker's compensation disability benefits and unemployment insurance and for withholding and paying employment taxes for such personnel.

10. CHOICE OF LAW AND FORUM. This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin without regard to its conflicts of laws or principles thereof.

11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between ARI and Consultant. No modification of this Agreement shall be effective unless in writing and signed by parties.

Accepted and agreed to:

ARI Network Services, Inc.                 Gordon J. Bridge

/s/ Brian E. Dearing                       /s/ Gordon J. Bridge
---------------------------------         ----------------------------
Signature                       Signature

 President, Chairman & CEO                  12/9/99
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Title                           Date

 12/9/99
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Date


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